             EXHIBIT 11.1-COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (in thousands, except per share data)

                                                           Three Months Ended September 30,         Nine Months Ended September 30,
                                                                2000                 1999                2000                1999
                                                       ------------------    ----------------    ---------------     ---------------
Income (loss) applicable to common shares:

Net income (loss)                                            $(1,386)              $  349           $(2,860)              $1,275

                                                       ------------------    ----------------    ---------------     ---------------
       Income (loss) applicable to common shares             $(1,386)              $  349           $(2,860)              $1,275
                                                       ==================    ================    ===============     ===============

     Weighted average number of shares used for
     calculation of basic net income (loss per
     share)                                                     7,456               7,361              7,432               7,350
                                                       ==================    ================    ===============     ===============
     Weighted average number of common shares
     used for calculation of diluted net income
     (loss) per share                                           7,456               7,602              7,432               7,591
                                                       ==================    ================    ===============     ===============

    Basic and diluted net income (loss) per common
      share                                                   $(0.19)              $ 0.05           $ (0.38)              $ 0.17
                                                       ==================    ================    ===============     ===============



                                       14